UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2013, the Company held its annual meeting of shareholders at the Company’s corporate offices in Grapevine, Texas. The matters voted on and the results thereof are as follows:

(i)	As to the proposal to elect two Board members as stated in the proxy statement:

Jonathan D. Hoopes

21,898,092 shares, or 72% of the outstanding shares represented at the meeting, voted in favor of the above-named director.

275,230 shares voted against the above-named director.

360,236 shares abstained from voting.

Ronald H. Walker

21,213,331 shares, or 70% of the outstanding shares represented at the meeting, voted in favor of the above-named director.

959,991 shares voted against the above-named director.

360,236 shares abstained from voting.

(ii)	As to the proposal to ratify certain restricted stock grants to independent board members as stated in the proxy statement:

22,152,515 shares, or 73% of the outstanding shares represented at the meeting, voted in favor of the above-described proposal.

346,570 shares voted against the above-described proposal.

34,352 shares abstained from voting.

(iii)	As to the proposal to ratify the appointment of Hein & Associates as the Company’s independent auditors:

29,867,326 shares, or 99% of the outstanding shares represented at the meeting, voted in favor of the above-described proposal.

77,889 shares voted against the above-described proposal.

279,301 shares abstained from voting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: December 20, 2013	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary